UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2021

Superior Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 2900

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K of Superior Energy Services, Inc. (the “Company”) filed with the Securities and Exchange Commission on March 22, 2021 (the “Original Form 8-K”), which reported that Michael Y. McGovern assumed the functions of the Company’s interim principal executive officer and James Spexarth was appointed to serve as the Company’s interim chief financial officer. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed solely to provide information called for in Item 5.02(c)(3) of Form 8-K that had not been determined at the time of filing of the Original Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    On April 23, 2021, the Company’s board of directors (the “Board”) authorized and approved total cash compensation payable to Michael Y. McGovern in an annual amount of $1,500,000, equivalent to a $750,000 base salary and a deemed achievement of bonus at target of 100% of base salary, to be paid on a monthly basis during the period Mr. McGovern performs the functions of the Company’s principal executive officer, retroactive to March 16, 2021, the effective date that he was deemed to have begun performing such functions. Any annual cash retainer Mr. McGovern would receive for serving as a director of the Company will be suspended for the period spent as principal executive officer and will resume at the end of the aforementioned period. Mr. McGovern will remain entitled to any equity retainer paid to other non-employee directors and receive such equity retainer at the same time such equity retainer is awarded to all other non-employee directors of the Company. On April 23, 2021, the Board contingently approved, subject to completion of definitive documentation, a non-employee director compensation plan with a cash retainer and an equity retainer. Under the terms of his compensation, although Mr. McGovern will not be entitled to receive the cash retainer as long as he performs the functions of the Company’s principal executive officer, under the contingently approved non-employee director compensation plan Mr. McGovern will be entitled to an initial grant of three-year restricted stock units (“RSUs”) with annual vesting, in an amount equal to $266,667 per year based on the Company’s common stock value as of date of grant (granted in the form of a three-year upfront RSU award with a grant date fair value equal to $800,000), which would otherwise be issuable to the Company’s non-executive chairman of the Board. After the third anniversary of the initial grant, the Company’s directors, including Mr. McGovern, would then receive one-year RSUs vesting annually equal to one-third of the value of the initial three-year RSU grant.

On April 1, 2021, the Board authorized and awarded a retention bonus to James Spexarth in the amount of $125,000, payable on August 15, 2021. Payment of the bonus is subject to certain customary employment-related conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superior Energy Services, Inc.

Date: April 29, 2021	By:	/s/ Blaine D. Edwards
Blaine D. Edwards
Vice President and General Counsel